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                                                                  Exhibit 10.137
                                                                   Tiffany & Co.
                                  TIFFANY & CO.              Report on Form 10-K
                           LEGAL DEPARTMENT MEMORANDUM
                                OCTOBER 23, 2003

TO:      DISTRIBUTION LIST

FROM:    PATRICK B. DORSEY

RE: TERMINATION OF SPLIT-DOLLAR LIFE INSURANCE AGREEMENT; NEW ARRANGEMENTS TO PAY INSURANCE PREMIUMS USING SPECIAL BONUSES

Two significant developments have caused the Board of Directors to reconsider the split-dollar life insurance program.

    - First, the Internal Revenue Service has changed its position with respect to the taxation of split-dollar life insurance agreements of the type Tiffany uses. The IRS takes the position that premium payments made under split-dollar agreements of the type used by the Company will be treated as loans unless the agreements are terminated before January 1, 2004. If treated as a loan, the officer in question would have imputed interest income at market rates on the aggregate amount of the premium payments outstanding.

    - Second, the Sarbanes-Oxley Act makes loans by companies to their executive officers illegal.

In sum, the continued viability of split-dollar life insurance as an attractive means of financing an employee benefit was dealt a mortal blow by the IRS; Sarbanes-Oxley put a nail in the coffin.

Tiffany has chosen an alternative means of financing the benefit which should give the executive nearly the same advantages as under the old arrangement:

    - Prior to January 1, 2004 Tiffany will terminate the existing Split-Dollar Life Insurance Agreements for currently employed policy holders. Each such Agreement contains a provision allowing Tiffany to terminate.(1)

    - Tiffany will then withdraw from each policy sufficient funds to repay the premiums "loans" that have been made to date. Tiffany will then discharge its lien against the policy, leaving each executive the sole owner of his or her policy.

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(1) These Agreements did not provide "vested" benefits until retirement at age
65, although there was provision for early vesting on a change of control.

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    -    Any cash value remaining in the policy after Tiffany withdraws its funds will pass to the executive tax-free(2); however, Tiffany expects that the cash value will be allowed to remain in the policies as a building block for the funding objectives described below.

    - Tiffany will continue to pay premiums on the policy and administer the policies(3) to achieve the original funding objectives of the program. Specifically, those objectives are as follows:

               - Pre-retirement death benefit equal to three times annual compensation (salary plus bonus, averaged over the prior three years);

               - Post-retirement cash value (i) so that the death benefit can be reduced to two times annual compensation on retirement (salary plus bonus, averaged over the three year period prior to retirement) and (ii) so that no further premium payments need be made to keep such death benefit in force. Retirement is assumed to occur at age 65 and it is assumed that the executive will not take any loans against or remove cash value from the policy, either before or after retirement.

    - For tax purposes and compensation disclosure purposes, the premium payments made by Tiffany will be treated as non-cash bonuses and will attract income tax as though the bonuses had been paid the executive in cash. To offset the executive's increased tax liability, Tiffany will pay a partial "gross-up" on the premium-bonus amounts through credit to tax withholding accounts. The "gross-up" will be calculated to keep executives roughly whole, on an after-tax basis, with the prior program. Under the prior program income was imputed on the value of term life insurance for the coverage received.

LIMITATION OF LIABILITY AND RESERVATION OF RIGHTS. THIS MEMORANDUM DISCUSSES THE CURRENT FUNDING GOALS OF TIFFANY AND COMPANY WITH RESPECT TO THE LIFE INSURANCE BENEFIT FOR EXECUTIVE OFFICERS. IT IS NOT A VESTED BENEFIT AND IT MAY BE DISCONTINUED BY TIFFANY AND COMPANY AT ITS ELECTION. ALTHOUGH TIFFANY AND COMPANY AGREES THAT IT SHALL, UNLESS AND UNTIL THIS PROGRAM IS TERMINATED, PAY PREMIUMS SUFFICIENT TO KEEP THE PRE-RETIREMENT DEATH BENEFIT REFERRED TO ABOVE IN EFFECT FOR EACH POLICY HOLDER, TIFFANY UNDERTAKES NO SPECIFIC CONTRACTUAL OBLIGATION WITH RESPECT TO THE CASH VALUE OF ANY POLICY AT ANY POINT IN TIME. TIFFANY MAY USE ASSUMPTIONS AND ESTIMATES OF FUTURE SALARY INCREASES, BONUSES, POLICY FUNDING RATES AND PERSONAL INCOME TAX RATES IN ORDER TO CALCULATE PREMIUM PAYMENTS AND POLICY CASH VALUES AND TO ACHIEVE ITS FUNDING GOALS.

NOTICE OF TERMINATION. THIS MEMORANDUM SHALL SERVE AS WRITTEN NOTICE OF TERMINATION OF THE SPLIT-DOLLAR LIFE INSURANCE AGREEMENTS INDICATED ON THE PERSONAL

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(2) See IRS Notice 2002-8 and final IRS regulations on split-dollar life insurance published in 2003.

(3) The policies have been set up to allow great flexibility in premium payments and to allow for changes in the death benefit payable to account for changes in salary and for repayment of loans, etc.

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AND CONFIDENTIAL ATTACHMENT HERETO. THE AMOUNTS SHOWN THEREON ARE
ILLUSTRATIVE AND BASED ON BEST ESTIMATES. IF THERE IS ANY DISCREPANCY BETWEEN THE AMOUNTS SHOWN AND THE AMOUNTS CARRIED IN THE INSURANCE COMPANY RECORDS, THE LATER WILL CONTROL.

Next Steps: Steve Salyk will contact you and arrange to provide you with up-to-date information about policy funding, death benefits and tax effects.

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                                DISTRIBUTION LIST

NAME

Michael J. Kowalski

James E. Quinn

Beth O. Canavan

James N. Fernandez

Victoria Berger-Gross

Patrick B. Dorsey

Fernanda Kellogg

John Petterson

Caroline Naggiar



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